Exhibit 99.1

FOR IMMEDIATE RELEASE

November 16, 2009

Liberty Media to Hold Special Stockholder Meeting

ENGLEWOOD, Colo., November 16, 2009 —Liberty Media Corporation (“Liberty Media”) (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) will be holding a previously announced special stockholder meeting on Thursday, November 19, 2009 at 9:30 a.m., NYC time, at Sheraton New York Hotel & Towers, 811 7th Avenue (53rd Street), New York, NY 10019, Tel. No. (212) 581-1000.  At the special meeting, the holders of the Liberty Entertainment tracking stock will be asked to vote on, among other things, the split-off of Liberty Entertainment, Inc. (LEI) from Liberty Media and the business combination transaction between LEI and The DIRECTV Group, Inc. (the DTV Business Combination).  Holders of record of Liberty Entertainment tracking stock at 5 p.m., NYC time, on October 9, 2009, the record date for the special meeting, are eligible to vote at the special meeting.

The special meeting will be broadcast live via the Internet.  All interested persons should visit Liberty Media’s website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

During the meeting, Liberty Media may make observations concerning its historical operating performance and outlook and the completion of the Split-Off and DTV Business Combination.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the merger agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the Securities and Exchange Commission (“SEC”). Liberty Media Shareholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to D.F. King & Co., Inc. at (800) 628-8532.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ:  LMDIA, LMDIB), which includes Liberty Media ‘s interests in The DIRECTV Group, Inc., Starz Entertainment, Game Show Network, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc., Time Warner Cable, and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420